UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2017

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Village Bank and Trust Financial Corp. (the “Company”) held its 2017 Annual Meeting of Shareholders on May 30, 2017 at Brandermill Country Club, 3700 Brandermill Parkway, Midlothian, Virginia (the “Annual Meeting”).  A quorum of shares was present or represented by proxy at the Annual Meeting. At the Annual Meeting, the shareholders of the Company elected three directors to serve for three-year terms; approved in an advisory vote the Company’s executive compensation; and ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2017. The voting results for each proposal were as follows:

Proposal 1

To elect three directors for a term of three years each:

			Broker
	For	Withheld	Non-Vote
Raymond T. Avery, III	1,017,557	47,848	196,472
William G. Foster	1,014,526	50,879	196,472
Charles E. Walton	1,000,529	64,876	196,472

Proposal 2

To approve, in an advisory (non-binding) vote, the executive compensation disclosed in the Proxy Statement:

			Broker
For	Against	Abstain	Non-Vote
948,546	25,298	91,561	196,472

Proposal 3

To ratify the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2017:

For	Against	Abstain
1,192,649	8,129	61,099

Item 8.01 Other Events.

On May 30, 2017, members of management of the Company made a presentation at the Annual Meeting. A copy of the presentation is attached to this report as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Presentation of the Company delivered at the 2017 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: May 30, 2017	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO